Exhibit 10.9

E2open Parent Holdings, inc.
Stock AWARD Grant Notice
(2021 omnibus INCENTIVE PLAN)

E2open Parent Holdings, Inc. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (the “Plan”), hereby grants to Participant an Award of fully vested shares of Stock for the number of shares set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Stock Award Grant Notice (this “Grant Notice”) and in the Award Agreement (attached hereto as Attachment I) and the Plan, which has been made available to Participant, both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control.

Name of Participant:	Timothy Maudlin
Date of Grant:	February 4, 2021
Number of Shares of Stock:	6,830

Vesting Schedule:	The shares of Stock granted hereunder are fully vested as of the Date of Grant, and will be transferred within thirty (30) days of the Date of Grant.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Participant acknowledges and agrees that this Grant Notice and the Award Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding between Participant and the Company regarding the acquisition of Stock pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations on that subject. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

E2open Parent Holdings, Inc.	Participant:

By:
Signature
Signature

Date:
Title:
Date:

Attachments: Award Agreement

Attachment I

E2open Parent Holdings, inc.

2021 omnibus INCENTIVE PLAN

Award Agreement

Pursuant to the Stock Award Grant Notice (the “Grant Notice”) and this Award Agreement (this “Agreement”), E2open Parent Holdings, Inc. (the “Company”) has granted you an Award of shares of Stock under its 2021 Omnibus Incentive Plan (the “Plan”) for the number of shares of Stock indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. The details of your Award of shares of Stock (this or your “Award”), in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.                   Grant of the Award; Vesting. This Award was granted in consideration of your services to the Company. You are fully vested in the Award as of the Date of Grant set forth in the Grant Notice.

2.                   Securities Law Compliance; Restrictive Legends. The shares of Stock under your Award are not registered under the Securities Act. The shares of Stock issued under your Award shall be endorsed with appropriate legends, if applicable, as determined by the Company.

3.                   Rights as Stockholder. Upon issuance of the shares of Stock by the Company, you shall have all the rights of a stockholder with respect to said shares of Stock, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the shares of Stock.

4.                   Award Not a Service Contract. This Agreement is not an employment or service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service.

5.                   Withholding Obligations.

a.                   On or before the time you receive a distribution of the shares of Stock underlying your Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding, if any, from the shares of Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, whereby Withholding Taxes may be satisfied with a portion of the shares of Stock to be delivered in connection with your Award by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell a portion of the shares of Stock and to deliver all or part of the sale proceeds to the Company and/or its Affiliates in payment of the amount necessary to satisfy the Withholding Taxes obligation; (iv) withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued to you) equal to the amount of such Withholding Taxes; provided, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Committee; or (v) such other arrangements as are satisfactory to the Committee.

b.                   Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any shares of Stock.

c.                    In the event the Company’s obligation to withhold arises prior to the delivery to you of shares of Stock or it is determined after the delivery of shares of Stock to you that the amount of the Company’s withholding obligations was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

6.                 Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from your Award or your other compensation.

7.                  Notices. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

8.                  Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. This Agreement shall be governed by and construed in accordance with the laws of the State of delaware. Any dispute, controversy or claim between You and the Company arising out of or related to this Agreement shall be resolved by arbitration in accordance with THE PROVISIONS RELATING TO ARBITRATION SET FORTH IN THe PLAN.

9.                 Other Documents. You hereby acknowledge receipt of the Company’s Code of Conduct and Ethics and Insider Trading Policy, each, as in effect from time to time, which, among other things, prohibit certain individuals from selling shares during certain “black-out” periods.

10.                Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

11.                Data Privacy. You explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in Section 20(g) of the Plan (such Section 20(g) of the Plan is incorporated herein by reference and made a part hereof) by and among, as applicable, the Company, its Affiliates, third-party administrator(s) and other possible recipients for the exclusive purpose of implementing, administering, and managing the Plan and Awards and your participation in the Plan. You acknowledges, understands and agrees that Data may be transferred to third parties, which will assist the Company with the implementation, administration and management of the Plan.

12.                Miscellaneous.

a.                   The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

b.                   You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

c.                   You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

d.                   This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

e.                   All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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This Award Agreement will be deemed to be signed by you upon the signing by you of the Stock Award Grant Notice to which it is attached.

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